


<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          NOV-30-1997
<PERIOD-START>                             DEC-01-1996
<PERIOD-END>                               NOV-30-1997
<CASH>                                          68,242
<SECURITIES>                                    71,976<F1>
<RECEIVABLES>                                  378,242
<ALLOWANCES>                                         0
<INVENTORY>                                    790,243
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               1,418,991
<CURRENT-LIABILITIES>                                0
<BONDS>                                        473,530<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        38,997
<OTHER-SE>                                     344,059
<TOTAL-LIABILITY-AND-EQUITY>                 1,418,991
<SALES>                                      1,843,614
<TOTAL-REVENUES>                             1,876,271
<CGS>                                        1,512,766
<TOTAL-COSTS>                                1,525,465<F3>
<OTHER-EXPENSES>                               234,547<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              29,829
<INCOME-PRETAX>                                 91,030
<INCOME-TAX>                                    32,800
<INCOME-CONTINUING>                             58,230
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    58,230
<EPS-PRIMARY>                                     1.45
<EPS-DILUTED>                                        0<F5>

<F1>Marketable securities are comprised of first mortgages and mortgage-backed securities which are held for long-term investment. The mortgage-backed securities serve as collateral for related collateralized mortgage obligations.
<F2>Bonds are comprised of senior and senior subordinated notes and collateralized mortgage obligations.
<F3>Total Costs include interest expense on the collateralized mortgage obligations, as the associated interest income generated from the mortgage-backed securities is included in Total Revenues.
<F4>Other Expenses are comprised of selling, general and administrative expenses.
<F5>Fully diluted earnings per share is not disclosed in the Company's consolidated financial statements since the maximum dilutive effect is not material.

